SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ----------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933

                           Coda Music Technology, Inc.
             (Exact Name of Registrant as Specified in its Charter)

         Minnesota                                        41-1716250
      (State or Other Juris-                            (I.R.S. Employer
      diction of Incorporation                         Identification Number)
       or Organization)


                                 6210 Bury Drive
                          Eden Prairie, Minnesota 55346
              (Address of Principal Executive Office and Zip Code)



               Coda Music Technology, Inc. 1992 Stock Option Plan
                             (Full Title of the Plan


                                 John W. Paulson
                           Coda Music Technology, Inc.
                                 6210 Bury Drive
                          Eden Prairie, Minnesota 55346
                                 (612) 937-9611
 (Name, Address and Telephone Number, Including Area Code, of Agent for Service)

                                   Copies to:

                                Timothy M. Heaney
                            Fredrikson & Byron, P.A.
                            1100 International Centre
                          Minneapolis, Minnesota 55402



                         CALCULATION OF REGISTRATION FEE
======================== ====================== ====================== ====================== ======================

                                                                             Proposed
                                                  Proposed Maximum            Maximum
  Title of Securities        Amount to be          Offering Price            Aggregate              Amount of
   to be Registered          Registered(1)          Per Share(2)         Offering Price(2)      Registration Fee
======================== ====================== ====================== ====================== ======================
  Options to Purchase
Common Stock under the
         Plan                 Indefinite               $ 0.00                 $ 0.00                 $ 0.00

 Common Stock issuable
   upon exercise of
 options granted under
       the Plan
                            300,000 shares            $1.71875               $515,625                $152.11
                                                                                                      ------
        TOTAL:
                                                                                                     $152.11
======================== ====================== ====================== ====================== ======================


(1) In addition, pursuant to Rule 416 under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein and any additional securities which may become issuable pursuant to anti-dilution provisions of the plan.

(2) Estimated pursuant to Rule 457(h) solely for the purpose of calculating the registration fee and based upon the average of the high and low prices of the Registrant's Common Stock on May 13, 1998.



     The purpose of this Registration Statement is to register additional shares for issuance under the Registrant's 1992 Stock Option Plan. The contents of the Registrant's Registration Statements on Form S-8, Reg. No. 33-96624 and Reg. No. 333-48597, are incorporated herein by reference.



                                   SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Eden Prairie and State of Minnesota, on the 15th day of May 1998.


                                        CODA MUSIC TECHNOLOGY, INC.
                                        (the "Registrant")



                                        By  /s/ John W. Paulson
                                            John W. Paulson
                                            Chairman and Chief Executive Officer



     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.



                               (Power of Attorney)

     Each of the undersigned constitutes and appoints John W. Paulson and Ronald
B. Raup his true and lawful attorney-in-fact and agent, each acting alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign the Form S-8 Registration Statement of Coda Music Technology, Inc. relating to the Company's 1992 Stock Option Plan and any or all amendments or post-effective amendments to the Form S-8 Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Signature                  Title                               Date


/s/ John W. Paulson            Chairman and Chief Execu-        May 15, 1998
----------------------         tive Officer (principal
John W. Paulson                executive officer)


/s/ Joan K. Berg               Chief Financial Officer          May 15, 1998
----------------------         (principal financial and
Joan K. Berg                   accounting officer)


/s/ Ronald B. Raup             President and Director           May 15, 1998
----------------------
Ronald B. Raup


/s/ D. Henderson                Director                        May 15, 1998
----------------------
David A. Henderson


/s/ Gordon F. Stofer            Director                        May 15, 1998
----------------------
Gordon F. Stofer


/s/ Larry A. Pape               Director                        May 15, 1998
----------------------
Larry A. Pape


/s/ Karl T. Bruhn               Director                        May 15, 1998
----------------------
Karl T. Bruhn


/s/ Benson K. Whitney           Director                        May 15, 1998
----------------------
Benson K. Whitney

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549





                           CODA MUSIC TECHNOLOGY, INC.


                         Form S-8 Registration Statement



                                  EXHIBIT INDEX


Exhibit
Number            Exhibit Description

 5                Opinion and Consent of counsel re securities under the Plan
23.1              Consent of counsel (See Exhibit 5)
23.2              Consent of independent public accountants
24                Power of attorney (See Signature Page)